Exhibit 99.2

MEMORANDUM

TO:	BOARD OF U-STORE-IT TRUST ATTENTION: JACK DANNEMILLER

FROM:	ROBERT J. AMSDELL CHAIRMAN

DATE:	FEBRUARY 13, 2007

Gentlemen:

I have determined that the time is now right for me to retire as Chairman and as a Board member of YSI, i.e., immediately. The helm has been transferred, the new crew is now on board; our course has been set. I would once again like to express my sincere gratitude to the Board for all of its considerable efforts on behalf of YSI during my tenure.

Sincerely,

Robert J. Amsdell
Chairman

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